May 8, 1998


Malcolm G. Chace or his designee
c/o Point Gammon Corporation
731 Hospital Trust Building
Providence, Rhode Island 02903

     Re: Malcolm G. Chace or his designee (the "Purchaser")/Access Solutions International, Inc. (the "Company")

Dear Mr. Chace:

     United States Letters Patent Nos. 4,775,969 for "Optical Disk Storage Format, Method and Apparatus for Emulating a Magnetic Tape Drive" and 5,034,914 for "Optical Disk Data Storage Method and Apparatus with Buffered Interface" were duly and legally issued to the Company as assignee of the inventor, Steven
W. Osterlund, on October 4, 1988 and July 23, 1991, respectively (the "Patents"). The Company has authorized the sale to the Purchaser of a Thirty Percent (30%) interest in the Patents (the "Patent Interests") for an aggregate purchase price of One Hundred Thousand Dollars ($100,000). This letter shall serve to confirm our agreements regarding the purchase of the Patent Interests.

     Upon receipt of the purchase price, the Patent Interests shall be assigned by the Company to the Purchaser by an Assignment of Patent Interests, substantially in the form set forth in Exhibit A hereto.

     To the best of the Company's knowledge, no one has asserted that the Patents infringe, violate or otherwise are adverse to, the rights of any person under or in respect of any Proprietary Rights. "Proprietary Rights" means any one or more of the following: (a) letters patent and any applications therefore, whether foreign or domestic and all rights associated therewith; (b) trademarks, service marks, collective marks, and certificate marks, whether registered (state and/or federal) or unregistered, and whether foreign or domestic and the goodwill and all rights associated therewith; (c) copyrights, whether registered or unregistered, and whether foreign or domestic, and all rights associated therewith; (d) tradenames and business identifications; (e) trade secrets and other legally protectible proprietary information, data or knowledge, (f) methods, processes, inventions, technology and know-how; and (g) all other similar proprietary rights and intellectual property. The Company owns or controls all rights to the Patents. The Patents have been duly issued by the United States Patents and Trademark Office and the Company has no notice of any revocation, interference action or procedural defect involving the Patents.

     The Company covenants and agrees to maintain in full force and effect the Patents and to file such materials, prosecute, maintain and enforce the Patents in such manner as is reasonably necessary to protect the Company's and the Purchaser's proprietary interest therein.

     The Company hereby indemnifies and holds the Purchaser and/or his designee (collectively, the "Indemnified Parties") harmless from and against, and agrees to defend promptly each of the Indemnified Parties for, any and all loses, damages, costs, expenses, fines, penalties, settlement payments and expenses, liabilities, obligations and claims of any kind, including, without limitation, reasonable attorneys' fees and other legal and professional costs and expenses (hereinafter referred to collectively as "Losses"), that any of the Indemnified Parties may at any time suffer or incur, or become subject to, as a result of or in connection with the following (the "Claims"): (i) any breach or inaccuracy of any of the representations and warranties made by the Company in or pursuant to this letter; (ii) any failure of the Company to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this letter and (iii) the Patents.

     The Purchaser hereby acknowledges and agrees that the Purchaser shall not be entitled to any licensing or other fees or royalties on account of the Company's use of the Patents unless the Company receives any such fees or royalties from a third party, in which case such amounts shall be distributed on a pro rata basis to the Purchaser and the Company based on their respective ownership interests in the Patents.


                                     ACCESS SOLUTIONS INTERNATIONAL, INC.


                                     By:  /s/ Robert H. Stone
                                     Title:  President and CEO

Acknowledged:


/s/ Malcolm G. Chace
--------------------------------
Malcolm G. Chace

                                    EXHIBIT A
                                     FORM OF
                         ASSIGNMENT OF PATENT INTERESTS


     THIS ASSIGNMENT OF PATENT INTERESTS is entered into as of this 8th day of May, 1998 by and between ACCESS SOLUTIONS INTERNATIONAL, INC., a Delaware corporation with a principal place of business at 650 Ten Rod Road, North Kingstown, Rhode Island 02852 (hereinafter, "Assignor") and MALCOLM G. CHACE, an individual resident of the State of Rhode Island having an address c/o Point Gammon Corporation, 731 Hospital Trust Building, Providence, Rhode Island 02903 (hereinafter, "Assignee").

     United States Letters Patent Nos. 4,775,969 for "Optical Disk Storage Format, Method and Apparatus for Emulating a Magnetic Tape Drive" and 5,034,914 for "Optical Disk Data Storage Method and Apparatus with Buffered Interface" were duly and legally issued to the Company as assignee of the inventor, Steven
W.  Osterlund,  on  October  4,  1988  and  July  23,  1991,  respectively  (the
"Patents");

     WHEREAS, Assignor desires to assign a thirty percent (30%) interest in the Patents and Assignee desires to acquire such interest in the Patents;

     NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, Assignor does hereby assign to Assignee, its successors and assigns, an undivided thirty percent (30%) interest of Assignor's right, title and interest in and to the Patents, together with all claims for damages and profits by reason of any past infringement of the Patents, such interest to be held for the full term of the Patents, including any reissues, renewals, or extensions thereof as are or may be granted, and all goodwill arising out of the Patents assigned pursuant hereto.

     The Assignor, for itself and its successors and assigns, does hereby authorize the Assignee, its successors and assigns, in the name of the Assignor and as its attorney, to do any and all things necessary or advisable to reduce the assigned interest in the Patents to the Assignee's possession. The Assignor, for itself and its successors and assigns, does hereby covenant with the Assignee to execute, acknowledge, deliver and perform, or to authorize the Assignee, as the agent and attorney of the Assignor, to execute, acknowledge, deliver or perform, any and all further instruments and acts which may be reasonably required to transfer and assign to the Assignee the interest in the Patents transferred or intended to be transferred hereby or to accomplish the intent and purpose hereof.

                                     ASSIGNOR
                                     ACCESS SOLUTIONS INTERNATIONAL, INC.

                                     By:  _______________________________
                                     Title:  ____________________________
                                     Dated:  ____________________________


                                     ASSIGNEE


                                     ____________________________________
                                     MALCOLM G. CHACE
                                     Dated:  ____________________________